EXHIBIT 99(g)(3)

                         FORM OF SUB-ADVISORY AGREEMENT

      AGREEMENT made this _____ day of September, 2005, by and between Evergreen Investment Management Company, LLC (the "Adviser"), and Analytic Investors, Inc. (the "Sub-adviser").

      WHEREAS, the Adviser serves as investment adviser to the Evergreen International Balanced Income Fund (the "Trust"), a Delaware statutory trust which has filed a registration statement under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "Registration Statement"); and

      WHEREAS, the Adviser desires to avail itself of the services, advice and assistance of the Sub-adviser to assist the Adviser in providing investment advisory services to the Trust; and

      WHEREAS, the Sub-adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser;

      NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follow:

      1. Employment of the Sub-adviser. The Adviser hereby employs the Sub-adviser to furnish continuously an investment program for the Trust with respect to the implementation of the Trust's "Option Strategy" (as such term is described and used in the Trust's current Governing Documents (as defined below), and as it may be amended from time to time by the agreement of the parties hereto) and to make all related investment decisions on behalf of the Trust and place all orders for options and other transactions to implement the Option Strategy, subject to the control and direction of the Adviser and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Sub-adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser or the Trust in any way. The Sub-adviser may execute Trust documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its providing advisory services to the Trust.

      2. Obligations of Services to be provided by the Sub-adviser. The Sub-adviser undertakes to provide the following services and to assume the following obligations:

            a. The Sub-adviser shall furnish continuously an investment program for the Trust with respect to the implementation of the Trust's Option Strategy and will make all related investment decisions on behalf of the Trust and place all orders for options and other transactions to implement the Option Strategy, subject to and in accordance with (i) the investment objective and policies of the Trust applicable to the Option Strategy set


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      forth in the Trust's Prospectus and Statement of Additional Information as
      from time to time in effect (the "Governing Documents"), (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and Subchapter
      M of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable to the Option Strategy, and (iii) any written instructions which the Adviser or the Trust's Board of Trustees may issue from time-to-time. The Sub-adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Trust's Board of Trustees as from time to time in effect (the "Procedures"). The Adviser has provided to the Sub-adviser copies of all Governing Documents and Procedures and shall promptly provide to the Sub-adviser any amendments or supplements thereto. It is understood that the extent of the Trust's use of the Option Strategy will be subject to the oversight of the Adviser, and that the Adviser may limit or suspend the Option Strategy; accordingly, the Adviser and the Sub-adviser will consult periodically as to the implementation of the Option Strategy. Subject to and in pursuance of the foregoing, the Sub-adviser is authorized to make all determinations with respect to the implementation of the Trust's Option Strategy and shall take such action necessary to implement the same. The Sub-adviser shall render such reports to the Trust's Board of Trustees and the Adviser as they may reasonably request concerning the investment activities of the Trust. Unless the parties hereto otherwise agree in writing, the Sub-adviser shall not exercise or procure the exercise of any voting rights attaching to investments in or held by the Trust.

      The Sub-adviser shall be responsible for daily monitoring of the investment activities and portfolio holdings associated with the Trust's Option Strategy in connection with the Trust's compliance with the investment objectives, policies and restrictions applicable to the Option Strategy, as set forth in the Trust's current Governing Documents. The Sub-adviser shall also cooperate with and provide sufficient information to the Adviser to assist the Adviser in its monitoring of the investment activities and portfolio holdings of the Trust as a whole in connection with the Trust's overall compliance with the 1940 Act, the Trust's compliance with the investment objectives, policies and restrictions of the Trust as set forth in its current Governing Documents, and the Trust's satisfaction of quarterly diversification requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder. Notwithstanding the investment discretion delegated to the Sub-adviser hereunder, the Sub-adviser shall act on any instructions of the Adviser with respect to the investment activities used to implement the Option Strategy to ensure the Trust's compliance with the foregoing.

            b. Absent instructions of the Adviser to the contrary, the Sub-adviser shall, in the name of the Trust, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select. In executing portfolio transactions and selecting broker-dealers, the Sub-adviser will use its best efforts to seek best execution on behalf of the Trust. In assessing the best execution available for any transaction, the Sub-adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the


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      commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided by that broker-dealer to the Trust and/or other accounts serviced by the Sub-adviser. The Sub-adviser is authorized to pay a broker-dealer who provides such brokerage and research services an amount of commission for executing a portfolio transaction for the Trust which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or in terms of the Sub-adviser's overall responsibilities with respect to the accounts over which the Sub-adviser exercises investment discretion.

            c. In connection with the placement of orders for the execution of the portfolio transactions of the Trust, the Sub-adviser shall create and maintain all records pertaining to the purchase and sale of investments by the Sub-adviser on behalf of the Trust required by Rule 31a-1(b)(5) and
      (9) under the 1940 Act. All such records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission ("SEC"), the Trust, the Adviser or any person retained by the Trust at all reasonable times, with reasonable notice. Where applicable, such records shall be maintained by the Sub-adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

            d. Except for expenses specifically assumed or agreed to be paid by the Sub-adviser pursuant hereto, the Sub-adviser shall not be liable for any expenses of the Adviser or the Trust including, without limitation,
      (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Trust, and (c) custodian fees and expenses. The Sub-adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

      3. Obligations of the Adviser.

            a. The Adviser shall provide the Sub-adviser with a copy of the Trust's agreement with the custodian designated to hold the assets of the Trust (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Trust shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Adviser shall provide (or cause the Custodian to provide) timely information to the Sub-adviser regarding such matters as the composition of assets in the Trust, cash requirements and cash available for investment in the Trust, and all other


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      information as may be reasonably necessary for the Sub-adviser to perform its responsibilities hereunder.

            b. The Adviser agrees to furnish the Sub-adviser with copies of any financial statements or reports made by the Trust to its shareholders and any further materials or information which the Sub-adviser may reasonably request to enable it to perform its functions under this Agreement.

      4. Compensation of the Sub-adviser. In full consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-adviser a fee at the annual rate set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Sub-adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Sub-adviser, the value of the Trust's net assets shall be computed at the times and in the manner determined by the Trust's Board of Trustees and set forth in the Governing Documents.

      5. Other Activities of the Sub-adviser. The services of the Sub-adviser hereunder are not to be deemed exclusive, and the Sub-adviser shall be free to render similar services to others and to engage in other activities; provided, however, that the Sub-adviser will not undertake any activities which, in its reasonable judgment, would be reasonably likely to materially and adversely affect the performance of its obligations under this Agreement. This Agreement shall not in any way limit or restrict the Sub-adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect in any material way or otherwise materially impair the effective performance by the Sub-adviser of its duties and obligations under this Agreement. The Adviser and the Trust recognize and agree that the Sub-adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Trust.

      6. Liability of the Sub-adviser. Absent willful misfeasance, bad faith or gross negligence in the performance of the Sub-adviser's duties hereunder or, reckless disregard by the Sub-adviser of its obligations and duties hereunder, neither the Sub-adviser nor any of its officers, directors, shareholders, employees or agents shall be liable to the Adviser, the Trust or any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or as a result of any other act or omission. Subject to the foregoing, nothing herein shall constitute a waiver of any rights or remedies that the Trust may have under any federal or state securities laws.

      7. Limitation of Trust's Liability. The Sub-adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Sub-adviser agrees that any of the Trust's obligations shall be limited to the assets of the Trust and that the Sub-adviser shall not seek satisfaction of any such


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obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

      8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31, 2006 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by the Trustees of the Trust or a vote of the holders of a majority of the outstanding voting securities of the Trust and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-adviser, cast in accordance with the provisions of the 1940 Act. This Agreement may be terminated at any time without payment of any penalty, by the Adviser, the Trust's Board of Trustees, or by a vote of a majority of the outstanding voting securities of the Trust upon 60 days prior written notice to the Sub-adviser or by the Sub-adviser upon 90 days prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for such terms in the 1940 Act as amended or interpreted by regulatory bodies having jurisdiction from time to time. This Agreement may be amended at any time by the Sub-adviser and the Adviser, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Trust's outstanding voting securities and a vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-adviser, cast in person at a meeting called for the purpose of voting on such approval.

      9. Confidential Relationship. Any (i) information that is not generally available to, or known by, the public and obtained or received by a party to this Agreement in the course of or in connection with the performance of its obligations under this Agreement and (ii) advice furnished by either party to this Agreement to the other party to this Agreement in the course of or in connection with the performance of its obligations under this Agreement, shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule, regulation or court order, and shall not be used by the receiving or obtaining party except for the benefit of the other party. The Adviser hereby consents to the disclosure to third parties of investment results and other data of the Trust in connection with providing composite investment results and related information of the Sub-adviser. The Trust and the Adviser will not issue any press release or other public communication regarding the Trust and referencing the Sub-adviser, without the Sub-adviser's prior review and consent, which shall not be unreasonably withheld.

      10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      11. Miscellaneous. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware,


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without giving effect to conflicts of laws rules. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on the parties.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       EVERGREEN INVESTMENT MANAGEMENT
                                       COMPANY, LLC


                                       By: __________________________________
                                           Name:
                                           Title:


                                       ANALYTICS INVESTORS, INC.


                                       By: __________________________________
                                           Name:
                                           Title:


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                                                              September __, 2005

                                   Schedule A

      As compensation for the Sub-adviser's services to the Trust during the period of this Agreement, the Adviser will pay to the Sub-adviser a fee at the annual rate of:

                                            Average Daily Total Assets
                  Sub-advisory Fee          of the Trust (as defined below)
                  ----------------          -------------------------------
                  0.15% on first            $100,000,000, plus
                  0.12% on next             $150,000,000, plus
                  0.10% on amounts over     $250,000,000,

      where "Total Assets" is defined as (i) the net assets of the Trust (including assets attributable to any preferred shares that may be outstanding) plus (ii) any assets of the Trust (whether or not included in the calculation contemplated by clause (i)) attributable to borrowings of money, the use of reverse repurchase agreements or dollar rolls, or the issuance of debt securities (collectively "external borrowings"), without deducting liabilities representing external borrowings. The liquidation preference of any preferred shares of the Trust, if any, constituting financial leverage shall not be considered a liability of the Trust.


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